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Exhibit 1

Information Concerning Executive Officers and
Directors of Abbott Laboratories

    The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-6049. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and, where applicable, the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

NAME	POSITION/PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND BUSINESS ADDRESS	CITIZENSHIP
CORPORATE OFFICERS
Miles D. White[1]	Chairman of the Board and Chief Executive Officer	U.S.A.
Jeffrey M. Leiden[1]	Executive President, Pharmaceuticals and Director	U.S.A.
Richard A. Gonzales[1]	Executive President, Medical Products	U.S.A.
Joy A. Amundson[1]	Senior Vice President, Ross Products	U.S.A.
Christopher B. Begley[1]	Senior Vice President, Hospital Products	U.S.A.
Thomas D. Brown[1]	Senior Vice President, Diagnostic Operations	U.S.A.
Jose M. de Lasa[1]	Senior Vice President, Secretary and General Counsel	U.S.A.
William G. Dempsey[1]	Senior Vice President, International Operations	U.S.A.
Thomas C. Freyman[1]	Senior Vice President, Finance and Chief Financial Officer	U.S.A.
Arthur J. Higgins[1]	Senior Vice President, Pharmaceutical Operations	United Kingdom

CORPORATE OFFICERS Continued
Thomas M. Wascoe[1]	Senior Vice President, Human Resources	U.S.A.
Lance B. Wyatt[1]	Senior Vice President, Specialty Products	U.S.A.
Catherine V. Babington	Vice President, Investor Relations and Public Affairs	U.S.A.
Patrick J. Balthrop	Vice President, Diagnostic Commercial Operations	U.S.A.
Mark E. Barmak	Vice President, Government Affairs	U.S.A.
Michael G. Beatrice	Vice President, Corporate Regulatory	U.S.A.
Christopher A. Bleck	Vice President, Pediatrics, Ross Products	U.S.A.
Douglas C. Bryant	Vice President, Diagnostic Operations, Asia and Pacific	U.S.A.
Gary R. Byers	Vice President, Internal Audit	U.S.A.
Thomas F. Chen	Vice President, Pacific, Asia, and Africa Operations	U.S.A.
Edward J. Fiorentino	Vice President, Pharmaceutical Products, Marketing, and Sales	U.S.A.
Gary L. Flynn[1]	Vice President and Controller	U.S.A.
Stephen R. Fussell	Vice President, Compensation and Development	U.S.A.
David B. Goffredo	Vice President, European Operations	U.S.A.
Robert B. Hance	Vice President, Diagnostic Operations, Europe, Africa and	U.S.A.
Guillermo A. Herrera	Vice President, Latin America and Canada Operations	Colombia
James J. Koziarz, Ph.D.	Vice President, Diagnostic Products Research and Development	U.S.A.
John C. Landgraf	Vice President, Corporate Engineering	U.S.A.
Elaine R. Leavenworth	Vice President, Abbott HealthSystems	U.S.A.
John M. Leonard	Vice President, Pharmaceutical Development	U.S.A.

CORPORATE OFFICERS Continued
Greg W. Linder	Vice President and Treasurer	U.S.A.
John F. Lussen	Vice President, Taxes	U.S.A.
Edward L. Michael	Vice President, Diagnostic Assays and Systems	U.S.A.
Karen L. Miller	Vice President, Information Technology	U.S.A.
Daniel W. Norbeck	Vice President, Pharmaceutical Discovery	U.S.A.
Edward A. Ogunro	Vice President, Hospital Products Research and Development, Medical and Regulatory Affairs	U.S.A.
Marcia A. Thomas	Vice President, Diagnostic Quality Assurance, Regulatory Affairs and Compliance	U.S.A.
Steven J. Weger	Vice President, Corporate Planning and Development	U.S.A.
Susan M. Widner	Vice President, Diagnostic Operations, U.S. and Canada	U.S.A.

    1 Pursuant to Item 401 (b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401 (b).

NAME	POSITION/PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND BUSINESS ADDRESS	CITIZENSHIP
DIRECTORS
Roxanne S. Austin	Corporate Senior Vice President and Chief Financial Officer Hughes Electronics Corporation P. O. Box 956 200 N. Sepulveda Blvd. El Segundo, California 90245-0956	U.S.A.
H. Laurance Fuller	Retired Co-Chairman, BP Amoco, p.l.c. c/o Primary Business Center 1111 E. Warrenville Road Suite 257 Naperville, Illinois 60563	U.S.A.
Jack M. Greenberg	Chairman and Chief Executive Officer McDonald's Corporation One Kroc Drive Oak Brook, Illinois 60521	U.S.A.
David A. Jones	Chairman of the Board Humana Inc. 500 W. Main Street Humana Building Louisville, Kentucky 40202	U.S.A.
Jeffrey M. Leiden	Officer of Abbott	U.S.A.
The Rt. Hon. the Lord Owen CH	Physician, Politician, and Businessman House of Lords Westminster, London SW1A 0PW, England	United Kingdom
Boone Powell, Jr.	Chairman Baylor Health Care System 3500 Gaston Avenue Dallas, Texas 75246	U.S.A.

DIRECTORS Continued
Addison Barry Rand	Former Chairman and Chief Executive Officer Avis Group 900 Old Country Road Garden City, New York 11530	U.S.A.
Dr. W. Ann Reynolds	President The University of Alabama at Birmingham AB 1070 701 20th Street South Birmingham, Alabama 35294-0110	U.S.A.
Roy S. Roberts	Retired Group Vice President North American Vehicle Sales, Service and Marketing General Motors 317 Pine Ridge Drive Bloomfield Hills, Michigan 48304	U.S.A.
William D. Smithburg	Retired Chairman, President and Chief Executive Officer The Quaker Oats Company 676 N. Michigan Avenue Suite 3860 Chicago, Illinois 60611	U.S.A.
John R. Walter	Chairman Manpower, Inc. 5301 N. Ironwood Road Milwaukee, Wisconsin 53217	U.S.A.
Miles D. White	Officer of Abbott	U.S.A.

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Exhibit 1
Information Concerning Executive Officers and Directors of Abbott Laboratories